Q3 2022 Earnings Release October 26th, 2022 Dave Graziosi, Chairman & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the war in Ukraine and the COVID-19 pandemic; global economic conditions; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; general economic and industry conditions, including the risk of recession; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; and risks related to our indebtedness. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Call Agenda Q3 2022 Performance 2022 Guidance Update

Q3 2022 Performance Summary ($ in millions, except per share data) Q3 2022 Q3 2021 % Variance Net Sales $710 $567 25% Gross Profit $328 $261 26% Net Income $139 $94 48% Adjusted EBITDA(1) $245 $189 30% Diluted Earnings Per Share $1.45 $0.89 63% See Appendix for the reconciliation from Net Income. Net Sales: increase principally driven by: 24 percent increase in net sales in the North America On-Highway end market 25 percent increase in net sales in the Service Parts, Support Equipment & Other end market $26 million increase in net sales in the Global Off-Highway end markets 27 percent increase in net sales in the Outside North America On-Highway end market Gross Profit: increase was principally driven by increased net sales and price increases on certain products partially offset by higher direct material costs. Net Income: increase was principally driven by higher gross profit partially offset by an unrealized loss on marketable securities and increased product initiatives and commercial activities spending. Adjusted EBITDA: increase was principally driven by higher gross profit partially offset by increased product initiatives and commercial activities spending. Diluted Earnings Per Share: increase was principally driven by higher net income and lower total shares outstanding.

Q3 2022 Net Sales Performance ($ in millions) End Markets Q3 2022 Q3 2021 % Variance Commentary North America On-Hwy $340 $275 24% Principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks North America Off-Hwy $24 $20 20% Principally driven by demand for hydraulic fracturing applications Defense $35 $39 -10% Principally driven by lower demand for Wheeled vehicle applications Outside North America On-Hwy $118 $93 27% Principally driven by the continued execution of our growth initiatives in Europe, Asia and South America Outside North America Off-Hwy $36 $14 157% Principally driven by higher demand in the mining, construction and energy sectors Service Parts, Support Equipment & Other $157 $126 25% Principally driven by higher demand for global service parts and support equipment and aluminum die cast components Total $710 $567 25%

Q3 2022 Financial Performance

($ in millions, except per share data)	Q3 2022	Q3 2021	$ Var	% Var	Commentary
Net Sales	$710	$567	$143	25%	Increase was principally driven by higher demand in the NA On-Highway, Service Parts, Support Equipment & Other, Global Off-Highway, and ONA On-Highway end markets, the continued execution of our growth initiatives and price increases on certain products
Cost of Sales	$382	$306	($76)	-25%	Increase was principally driven by increased direct material and manufacturing expense commensurate with increased net sales and higher direct material costs
Gross Profit	$328	$261	$67	26%	Increase was principally driven by increased net sales and price increases on certain products partially offset by higher direct material costs
Operating Expenses					
Selling, General and Administrative	$78	$73	($5)	-7%	Increase was principally driven by higher commercial activities spending
Engineering – Research and Development	$47	$42	($5)	-12%	Increase was principally driven by increased product initiatives spending
Total Operating Expenses	$125	$115	($10)	-9%	
Operating Income	$203	$146	$57	39%	
Interest Expense, net	($29)	($28)	($1)	-4%	
Other (Expense) Income, net	($15)	$6	($21)	-350%	Decrease was principally driven by unrealized loss on marketable securities, unfavorable foreign exchange and a prior year, one-time gain related to technology-related investments
Income Before Income Taxes	$159	$124	$35	28%	
Income Tax Expense	($20)	($30)	$10	33%	Decrease was principally driven by enacted state tax rate legislation resulting in a deferred tax benefit, partially offset by increased taxable income
Net Income	$139	$94	$45	48%	Increase was principally driven by higher gross profit partially offset by an unrealized loss on marketable securities and increased product initiatives and commercial activities spending
Diluted Earnings Per Share	$1.45	$0.89	$0.56	63%	Increase was principally driven by higher net income and lower total shares outstanding (Q3 2022: 96m shares, Q3 2021: 106m shares)
Adjusted EBITDA[(1)]	$245	$189	$56	30%	

(1) See Appendix for the reconciliation from Net Income.

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Allison Transmission

Q3 2022 Cash Flow Performance ($ in millions) Q3 2022 Q3 2021 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $207 $196 $11 6% Principally driven by higher gross profit partially offset by fluctuations in operating working capital funding requirements and higher cash taxes CapEx $25 $43 ($18) (42%) Principally driven by intra-year timing Adjusted Free Cash Flow(1) $182 $153 $29 19% Principally driven by lower capital expenditures and higher net cash provided by operating activities ($ in millions) Q3 2022 Q3 2021 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 14.5% 14.0% N/A 50 Bps Increased operating working capital partially offset by higher levels of net sales Cash Paid for Interest $27 $34 ($7) (21%) Principally driven by prior year interest payments timing Cash Paid for Income Taxes $26 $3 $23 767% Principally driven by increased taxable income and prior year income tax payments timing See Appendix for a reconciliation from Net Cash Provided by Operating Activities. Operating Working Capital = A/R + Inventory – A/P.

2022 Guidance Update ($ in millions) Guidance Net Sales $2,690 to $2,740 Net Income $490 to $510 Adjusted EBITDA1 $915 to $945 Net Cash Provided by Operating Activities $620 to $650 Capital Expenditures $160 to $170 Adjusted Free Cash Flow1 $460 to $480 Guidance reflects higher customer demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets, price increases on certain products and the continued execution of our growth initiatives We are raising our full year 2022 guidance midpoints and narrowing ranges provided to the market on August 3. See Appendix for the Guidance Reconciliation.

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA Reconciliation

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow Reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance Reconciliation